                                                                    Exhibit 99.1


AptarGroup, Inc.
First Quarter 2004 Earnings Conference Call
Apr. 16. 2004 - 8:00AM CT

Call Transcript
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Operator
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         Ladies and gentlemen, thank you for standing by. Welcome to the
AptarGroup 2004 first-quarter and year-end results conference call. At this time, all parties are in a listen-only mode. Later, we will conduct a question-and-answer session. Today's conference call is being recorded. If you have any objections, you may disconnect at this time. To introduce today's conference call is Mr. Ralph Poltermann, Vice President and Treasurer of AptarGroup. Sir, please go ahead.

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         Ralph Poltermann, AptarGroup Inc. - VP, Treasurer
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         Good morning, everyone. Before we begin, I would like to point out that the discussion to follow includes some forward-looking comments and that actual results or outcomes could differ materially from those projected or contained in the forward-looking statements. To review important factors that could cause actual results to differ materially from those projected or contained in the forward-looking statements, please refer to AptarGroup's SEC filings.

         Information in this conference call is relevant on the date of this live call. Although the Company will post a replay of this conference call on its Web site as a service to those investors who are not able to listen today, the information contained in the replay will be dated and should be used for background information only. The Company undertakes no obligation to update material changes in forward-looking information contained therein.

         Our speakers for today are Mr. Carl Siebel, President and Chief Executive Officer for AptarGroup, and Mr. Steve Hagge, Executive Vice President and Chief Financial Officer. I would now like to turn the conference over to Mr. Siebel.

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         Carl Siebel, AptarGroup Inc. - President, CEO
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         Thank you, Ralph. Good morning, ladies and gentlemen. This is Carl
Siebel speaking. I'll briefly discuss the quarter and the outlook before turning it over to Steve Hagge, who will provide more detailed information about our results.

         In yesterday's release, we reported record first-quarter sales and income. Overall, sales increased due to higher volumes, custom tooling sales and the impact of the weaker dollar on the translation of foreign sales.

         Looking at the markets, excluding the foreign currency translation effects, sales to all of our markets increased. Sales to the food and beverage, household and personal care markets were strong, while fragrance/cosmetics sales increased slightly over the prior year. Sales to the pharmaceutical market increased primarily due to custom tooling sales.

         As we have pointed out in the press release, most of the increase in tooling sales related to one custom project for a pharmaceutical customer. Excluding the impact of foreign exchange and this specific custom project, pharmacy sales decreased from the prior year. We noted that this pharmaceutical customer informed us of their decision to cancel the launch of the product related to this project and this investment. As a result, previously expected sales in late 2005 and beyond 2005 relating to this specific project will not be realized. The custom project was to create a new dispensing system for an existing product for which we are supplying, since quite some time, the current dispensing device. We evidently expect sales of this current system to continue into the future with this customer.

         Operating income as a percent of sales for the quarter was negatively impacted by the following -- first, price competition; second, weakness in pharmaceutical product sales; third, the higher cost of imports to the U.S. from the weaker dollar; and finally, increased material costs.

         Our outlook is generally optimistic for the second quarter of 2004. The momentum we experienced in the first quarter is expected to continue into the second quarter. We also anticipate that pharmaceutical volumes will improve in the second quarter and expect this trend of improvement to continue throughout the year.

         If we put aside any potential impact from the tax refunds mentioned in the press release, we anticipate that diluted earnings per share for the second quarter of 2004 will be in the range of 58 to 63 cents per share, versus the 58 cents per share recorded in the second quarter of 2003.

         Now, Steve can provide more details about the tax refunds in a moment. I would like to turn it over to Steve now for his review of the financial results.

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
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         Thanks, Carl, and good morning, everyone. I will review the financial information and then Carl and I will be happy to answer any of your questions.

         Looking at the quarter, as Carl indicated, we reported sales increase of 19 percent, whereas sales, excluding the impact of foreign currency translation, grew at approximately 8 percent from the prior year. Our custom tooling sales in the quarter increased $11 million over the prior year with most of that increase coming from tooling sales related to the pharmaceutical market.

         Looking at sales to each of the markets for the quarter, excluding changes in exchange rates, in the personal care market, we were up in the upper single digit area. We were up slightly in the fragrance/cosmetic market. We were up around 10 percent, including tooling sales, in the pharmaceutical market, up in the low teen area for household and up almost 30 percent in the food market, and our other non-packaging was about flat.

         As Carl mentioned, if we exclude the tooling in pharma sales, we would have been down slightly if you exclude exchange rates.

         Cost of sales as a percent of sales during the quarter was higher than we reported in the prior year for the reasons Carl already mentioned. Our shutdown costs related to the U.S. mold making operation were approximately $0.5 million which, combined with our operating losses, totaled approximately $1 million. This was largely offset by a gain on (indiscernible) building we had during the quarter.

         Compliance costs for Sarbanes-Oxley and our U.S. healthcare costs continued to increase from 2003 but despite this, SG&A as a percentage of sales improved somewhat on a year-to-year basis. We also benefited from lower net interest and a lower tax rate during the quarter, compared to prior year.

         Bottom-line, we reported diluted earnings per share of 57 cents, compared to 53 cents in 2003.

         From a geographic basis, sales to our customers by our European operations represented 63 percent of net sales in the quarter, versus 61 percent last year. Sales to customers by our U.S. operations accounted for 29 percent of sales during the quarter, versus 31 percent of sales last year. The increase in the European percentage is largely due to the stronger euro in 2003 compared to the prior year.

         Excluding changes in exchange rates, the Dispensing Systems and the SeaquistPerfect segment sales each increased approximately 8 percent. We experienced very strong cash flow from operations during the quarter with approximately $35 million generated, versus approximately 22 million in the prior year.

         Capital expenditures in the quarter were approximately $19 million, compared to 18 million in 2003.

         From a balance sheet perspective, our return on average equity was approximately 11 percent and our net debt to net capital is approximately 5 percent.

         Looking forward, we expect our total cash outlays for Capital Expenditures in 2004 to be in the area of approximately $90 million with Depreciation and Amortization to also be in approximately that same area. Both of these may change depending on what happens to exchange rates throughout the year.

         We have filed for approximately 1.5 million of tax refunds related to Research and Development expenditures incurred in the years 2000 through 2002. The timing of the recognition of these refunds is uncertain and the individual quarterly tax rates during 2004 will vary depending on when these credits are realized. Overall, the effective tax rate for the year is expected to be in the range of 31 to 32 percent.

         At this time, Carl and I would be glad to answer any of your questions.

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Operator
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George Staphos of Banc of America.


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         George Staphos, Banc of America Securities - Analyst
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         Good morning or good afternoon, Carl. Steve, I was wondering if you could tell us if $11 million was the net increase in tooling sales, what does that represent as a percentage of total tooling sales for the business?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         The 13 million was the total tooling sales in the quarter, and about 11 million was the increase.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         So there was very little of it last year, then, in total tooling sales, correct?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         In the first quarter, correct. You'll see, throughout the year, we were a little over 30 million for the full year last year, so the first quarter was our softest quarter for tooling sales in 2003.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Okay. You've already given us some color, both in terms of fragrance where you were up only slightly and you had a tough comparison last year in pharma. You know, you saw reduced volumes there, ex-the tooling. But if I adjust for tooling, the top line growth, ex-foreign exchange, was quite low compared to typical Aptar standards. Are there any other issues or could you give us any more color behind the relative slow pace of growth in the quarter versus a year ago?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes. George, first of all, let's talk a minute about the fragrance/cosmetics market. We had a huge increase in the fragrance/cosmetics markets in the first quarter 2003 over 2002. Going into the first quarter of this year, we were seeing some slowness. For month-to-month, this has been improving and essentially we've had a very small but we still, over a very strong record quarter 2003 in the first quarter, we feel that we had a pretty good -- at the end -- first quarter, 2004. Our incoming orders have continued to increase from month-to-month. It's still, as I mentioned in the past, it's still a very short visibility but we are optimistic for the second quarter in the fragrance/cosmetics market to continue, that the sales will continue to improve. We have indications from major customers that their sales are going reasonably well. We also, in the area of new product activity and the development of specific product-for-product launches, we have a gain, an increase in projects in the first quarter this year over the first quarter last year. So overall, we don't think that -- we really think that the market isn't that bad at this point.

         We really have to point out that the comparison with the first quarter of last year was a difficult one, and you may remember first-half, we had a very strong business fragrance/cosmetics and then it tails off in the second half.

         The other point to make is in the pharmaceutical business. In the pharmaceutical business, we mentioned already before that we had a customer who has been heavily destocking after very strong purchases from us in 2002, starting to destock in 2003 and most likely visibly hit the real low volume for us in the first quarter of this year. He has now been talking about and we've seen first orders that he resumes for purchasing. We haven't lost anything; we haven't lost any marketshare. It's a pure movement in inventory. But since there are only a few customers in the pharmaceutical business in general, if one major customer makes a movement like that, that has a major impact. That has had an impact on our margins in the first quarter and naturally has had a major impact on our sales. The rest of our pharmaceutical business we judge as being pretty strong in the first quarter. So, it's just this one customer who has eliminated essentially the growth for us in the first quarter.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Carl, you mentioned last quarter that this customer would be destocking to Q1. At this juncture, do you think he or she is done?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Well, as I said, George, he has been starting to give us new orders at a low pace but anyway, we see an improvement in the second quarter, and we expect an improvement in the second half, so we believe that we've hit the bottom there.

         The last point I want to make is that the food business, while we have an increase in the first quarter 2003 over the first quarter 2002 of 50 percent, we have, on top of that, another increase in the first quarter 2004 over the first quarter 2003 of 30 percent. So, we continue to see very good success in the food business.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Okay. One last question and then I'll turn it over to the other folks. Steve, are you getting the benefit from strategic initiative that you thought you would on the margin line? You know, margins have been at relatively low levels probably for the reasons that Carl just went over. But are you getting a lift from the cost reductions that you thought you would, because again, margins are at pretty low levels relative to history?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         Yes, we can actually go back and track where the strategic initiative savings that we'd anticipated (sic), and we have achieved those. The difficulty that we've had is in that part of the market which relates largely to the low end of the fragrance/cosmetics. We've had to give up a certain amount of those savings to a large degree in terms of price. So as Carl has mentioned, when you get to the margin side in the quarter, the other thing that is hurt is, over the last year and a half, has been the very strong dollar, which has squeezed the margins we have, particularly on our U.S. imports.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Okay, that's the imports from Asia?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         Well, on the fragrance market, it is continuing the competition, including the Asian side, so Asia is a piece of that.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Thanks, guys. I'll be back.

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Operator
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         Edmond Griffin with Blackrock Capital.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Good morning. Could you quantify the percent in margin -- when you talk about the pricing impact, the imports coming in the U.S. that are based in euro costs, and then the raw materials and the lower pharma sales -- could you talk about what percent of the margin contraction each of those had?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         The difficulty is is that if you look at it on the currency side, we don't have it specifically broken out for each one. Currency, for us, is about half to 1 percent decline in the margin over what it would have been on a constant-currency basis. So it's about half -- frankly half the change from where we were a year ago.

         The other piece is it's just difficult to come back because you've got the mix and you certainly have some underutilization in our pharmaceutical operations but an increase in the food, so it's very difficult to come back and quantify those other pieces.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Okay. When you talk about pricing pressure, I guess -- you often talk about pricing pressures. Is this -- are competitors getting more aggressive on the margin, or is the same that you've been seeing the last couple of quarters?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         I think that, if you want to make a general statement here, it's always difficult to generalize. But in essence, other than the Asian impact, which has grown over the last three or four years, we have not seen a major change in the competitive environment. We've always operated in a competitive environment. Pricing continues to be under pressure from the customers and from the marketers. Some of that is Asian-driven, as we said, but the most intense pricing pressure understandably we have in the low end of the fragrance/cosmetics market and in some of our closure business. We see some increased activity from our Asian competitors, number one by them exporting finished fragrance packages and then using pumps which have been produced by very small, family-owned businesses in China, and some also directly by offerings of pumps.

         But in general, I would say that the competitive environment has not gone through a major change. So, we have to continue on our strategy, on one side, to be very active in our cost-reductions and I think we have been quite successful. One of those things was mentioned just when we talked about the strategic initiative George Staphos was asking the question. There are other constant, ongoing activities in all of our divisions to reduce costs and naturally, the other side is our effort to bring new products to the markets to fight against the commodization of our products.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Can you quantify the raw material price increase impact? How are your contracts set up? When can you past those on? What's the lag effect?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         On the pass-on, in general, it is a market condition, the closure business, that you have pass-through clauses and as always, you could roughly count, on a two-month delay, on passing those on. We also have, in some of the other areas, pass-through clauses and we're also evaluating right now because the raw material increases, as you know, are not only significant in the plastic side but they are also on the metal side. So, we are evaluating the possibility of price increases in the other areas of our business where we do not have normally formal pass-through conditions.

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         We were estimating that, during the quarter, we probably passed on, in terms of resin, in the area of about $1.2 million worth of increases.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Out of?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         Again, we are still probably -- again, as Carl said, we are still on a lag basis, so it's been continuing to increase, so it's hard to tell in terms of the total.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Yes, I just -- 1.2 doesn't mean much, you know, on absolute basis. I didn't know what percentage that is.

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         I'm guessing there is probably another million that we're still in the process of passing through, if you look at where the totals are at.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Then looking at -- you know, great cash flow, looking at your balance sheet, it's clearly an under-leveraged balance sheet. What is your strategy to improve your return on capital? Is it via acquisition, or stock buyback? I mean, what's the strategy to improve the returns here?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         We are continuing to evaluate, on a strategic basis, all potential acquisitions which we see as a possibility. We have been doing this in the past and will continue to do this. We're looking at potential for in terms of geographic expansion, market share and naturally also new technologies, new products, and specifically in areas where we would be able to buy into intellectual property rights, things like that. So, that's one side.

         As you know, the Board has authorized a 3 million share buyback, out of which we have used up roughly half, and we continue to be in the market from time to time. We will also -- the Board will continue to evaluate the potential of our dividend policies.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Okay, then last question and I'll turn it over -- the tax rate, as you alluded to, was a little low, year-over-year. Is that expected -- what sort of tax rate can we expect for the year?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         Well, I think if you look at -- it's a low compared to the first quarter of last year but essentially very comparable to the full year. We had about a 32 percent tax rate in 2003. So, we are expecting, as I mentioned, that there is the potential for some tax credits on some refunds that we have which are amounting to about 1.5 million. The timing of the recognition of those will depend on when we received those.

         Overall, I would guess our overall rates, including that for the year, assuming we receive those in 2004, would be in the area of 31 percent or so.

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         Edmond Griffin, - Analyst
--------------------------------------------------------------------------------

         Okay, thank you for the time.

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Operator
--------------------------------------------------------------------------------

         Chris Manuel with KeyBank Capital Market.

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         Chris Manuel, KeyBank Capital Markets - Analyst
--------------------------------------------------------------------------------

         Good morning, gentlemen. A couple of questions for you. First, in the area of your new product pipeline, can you talk about -- I know you mentioned that you have a pickup, year-over-year, in product development and things of that nature. Can you talk about what areas you're seeing the most interest in?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         The first area, as proven by our growth, is the food and beverage area, which is a new market for us where we are relatively small but where we have grown significantly over the last two or three years and we continue to grow, see very good growth this year. There, the biggest driver in this is the inverted packaging. As you have seen it, with sauces, captured products and so on, where worldwide we have created a very, very strong demand. Since our technology there is also patented, we have an excellent position to promote that for the future.

         We have seen the first time, recently, of an introduction of a pouch which is normally used, as you know, with a straw. Using our SimpliSqueeze system, we've developed over the last two or three years, together with a pouch manufacturer and also a with filling-machine manufacturer, the technologies necessary to introduce our dispensing system into pouches, which will be a very, very big opportunity, may be as big as the bottled water area, where we continue to be successful.

         The first product using this pouch with our closure is a sports drink under the name of Energice. That's introduced by a company called Ascendia. The there's also a new energy drink called Hydrade, which will soon be available at 7-Eleven convenience stores. We have also had a very successful product introduction for bottled water in China by a company called YST and a product called Scream. We think that's very significant because, in China, you would have not expected that a more expensive and very convenient dispensing system would make a major breakthrough. In effect, that has happened and the customer reports that he is increasing market share and is very successful. He's been increasing his forecast for his requirements for this year. So that's one side.

         The water side, bottled water market, is increasing worldwide, as you know, and the desire to more convenient dispensing systems is getting ever stronger.

         The other area where we are growing is in the perfume/cosmetic business. We have been interesting, over the last years, research and development in manufacturing in the area of small, portable dispensing devices for sampling but also for potential reuse and resale. There, we have first products on the market; we have a great product pipeline coming up for the next two or three years in which we have invested considerable research and development efforts and money over the last two or three years. So, we believe that that is a potential, very fast-growing market which will add to our success in the perfume/cosmetic business for the future.

         Naturally, last but not least in the pharmaceutical business, we have quite a few projects, but that is much more long-term. One example is the dry powder inhaler system, where we have worked on internally for quite some time and then added by our -- to our intellectual property portfolio by a major acquisition last year, technology for a new dry powder inhaler, which we believe is again a major improvement on the existing used technology on the market.

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         Chris Manuel, KeyBank Capital Markets - Analyst
--------------------------------------------------------------------------------

         Along the lines of the pharmaceutical side of your business, can you give us a feel for how many products you have potentially in late stages that we could see this year, either in number or how would that compare more versus last year or six months ago, something of that nature?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         It is very difficult for us to quantify and to give a clear indication where our customers stand because, as you know, we start developing with the customers once the molecule has been developed and they go into formulation, and they go into the dispensing system. So, you have to go through clinical trials, FDA approval and what not. We are not able to forecast or to make a very good, strong judgment where, in the development cycle, at the customer, these products are.

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         Chris Manuel, KeyBank Capital Markets - Analyst
--------------------------------------------------------------------------------

         All right, thank you very much.

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Operator
--------------------------------------------------------------------------------

         Jason Rodgers of LJR Great Lakes Review.

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         Jason Rodgers,  LJR Great Lakes Review - Analyst
--------------------------------------------------------------------------------

         I wanted to know about the debt, if you had the numbers on what the blended rate was for the quarter and what percent was variable?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         It's about 50 percent variable, 50 percent fixed. The overall average rate is probably in the area of 3.5 to 4 percent when you take the combination.

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         Jason Rodgers, LJR Great Lakes Review - Analyst
--------------------------------------------------------------------------------

         Is that still in the process of being -- the revolver being renegotiated?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         We finished it in February; that's done. The revolver was $100 million, and we've increased the revolver to 150 million.

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Operator
--------------------------------------------------------------------------------

         A follow-up question with George Staphos of Banc of America.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         The last question on margin, at least for me -- Steve, Carl, at this juncture, you don't think there's anything in your developing mix of business that would tend to, over time, be reducing your margins from where they've been? Would that be a fair assessment?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes. First of all, the answer to the question is yes, we don't see anything which would reduce because essentially, up to now, we've been able and we believe strongly that this will continue -- that when we develop and introduce new products, we introduce them with higher margins. As long as you bring something really innovative which meets a market need, then in all cases, you can start out with a considerably higher margin.

         Now, these margins then tend eventually to go down, but that's depending on the market and depending on the value of the product you give to the marketer and to the consumer -- takes more or less longer but the initial start is essentially longer. We believe that we have a lot of good reasons and good projects for the next nine months that -- so that we should see rather an increase rather a decrease in our margins.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Carl, could the growth in food be helpful to your mix over time?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes. In effect.

--------------------------------------------------------------------------------
         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         So is that the higher margin business for you?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes. In effect the, food business, because of the innovative nature of the products we have brought to the food industry, carries a higher margin than our standard closure business.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Okay. Some last questions, kind of odds and ends -- how is Congers during? Has that plant come up the way you expected it to?

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         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes, it has. The biggest single concern in that area was that it would take longer than expected to get the necessary FDA approvals and for the first major project to produce our customer for whom that was able to get this approval from the FDA faster than, in fact, than we had expected. We got that in November or December, if I remember right, and we expected that to be, in the earliest, in the second quarter of this year. So essentially from that side, in terms also of utilization of our capabilities, specifically in the pharmaceutical markets, we have been successful and we are also up to speed as expected in the fragrance/cosmetic market.

         As you know, our biggest concern, if you look at our overall business over the last two years, are the fluctuations of the currency. The best and only long-term way to protect way to protect yourself against those is to produce the accounts yourself. So therefore, we have been scaling up, as fast as possible, our manufacturing in Congers.

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         One of the other things too, Carl, that I think it's important to point out that Congers has been very beneficial with is that there's a couple of our customers' products that will be coming off-patent. The generic market is going to become a bigger piece of our overall business. Right now, Congers is going to be the primary location where we will be producing for that market segment. So, it's serving also a very strategic purpose for us today.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Steve, the equity income increase versus a year ago -- anything significant in there?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         No, it's just that one of our -- the biggest piece of that is a joint venture that we have in France on an airless system, and that continues to improve in profitability as that market continues to expand.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Should we carry that run-rate for the whole year, do you think?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         I think we will be up on a year-to-year basis. It's tough to go quarter-to-quarter, but we expect that business to significantly improve in profitability in 2004.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Okay. Last, you had mentioned -- I had missed it. You talked about the impact from closing the U.S. mold shop and you said there was some other item that, on a combined basis, was $1 million. What was the other item that was non-recurring?

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         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         We had a facility in Switzerland where we were producing and we had since moved to a new location. We've sold that facility and that generated a gain of about one million. As I indicated, it was largely offset by the negatives we had on the tool-making operation.

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         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         So, it was one million gain offset by half a million on the mold shop?

--------------------------------------------------------------------------------
         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         No, there was actually two pieces (sic) to the mold shop; there was about a half a million on the shutdown that we had to accrue on the shutdown, but in addition, we had about a $600,000 operating loss for that business in the first quarter -- about 1.1 million for the, if you will, combined loss for that operation in the quarter.

--------------------------------------------------------------------------------
         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         But that would have been operating -- not been selling it, right?

--------------------------------------------------------------------------------
         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         No. Basically, the reason it was such a large loss, we were in the phase-down period, so it was just lack of business. So, that will be non-recurring, particularly in the second half.

--------------------------------------------------------------------------------
         George Staphos, Banc of America Securities - Analyst
--------------------------------------------------------------------------------

         Where is the gain in the P&L?

--------------------------------------------------------------------------------
         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         The gain in the P&L is in cost of sales.

--------------------------------------------------------------------------------
Operator
--------------------------------------------------------------------------------

         Ghansham Panjabi with Lehman Brothers.

--------------------------------------------------------------------------------
         Ghansham Panjabi, Lehman Brothers - Analyst
--------------------------------------------------------------------------------

         Good morning, guys. You know, one of your competitors in the UK in the pharmaceutical business has been consolidating that market over the last year and a half or so. Do you feel that you have the critical mass in this business, looking out over the next five years, or should we expect some more acquisitions along the lines of pharma?

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Well, we certainly have been looking at all opportunities in the pharmaceutical business of acquisitions. I guess the acquisitions you are referring to are businesses which are making products on a contractual basis for a major customer. In this case, the intellectual property rights of that product are belonging to the customer. So, we had already, ten years ago, opted for not going after that part of the business and not going to produce this kind of dispensing system, as those two are two operations which have been acquired by one of our competitors.

         So, we certainly have the critical mass and virtually all of our business in the pharmaceutical area is based on strong intellectual property-right protection and also, naturally, know-how. In this business, we are by far the market leader worldwide.

--------------------------------------------------------------------------------
         Ghansham Panjabi, Lehman Brothers - Analyst
--------------------------------------------------------------------------------

         Okay, and just looking at the amount of cash you guys have on your balance sheet, is a special one-time dividend to shareholders -- is that in the realm of consideration?

--------------------------------------------------------------------------------
         Steve Hagge, AptarGroup Inc. - EVP, CFO
--------------------------------------------------------------------------------

         We're looking at all options. The Board is going through a full, detailed analysis, so we're looking at dividend policies, one-time dividend, stock repurchase with the primary focus still being on the ability to use that in the acquisitions side, but we are evaluating all of those opportunities.

--------------------------------------------------------------------------------
         Ghansham Panjabi, Lehman Brothers - Analyst
--------------------------------------------------------------------------------

         Thank you so much. Good luck in the quarter.

--------------------------------------------------------------------------------
Operator
--------------------------------------------------------------------------------

         Mike Hamilton with RBC Dain.

--------------------------------------------------------------------------------
         Mike Hamilton, RBC Dain Rauscher - Analyst
--------------------------------------------------------------------------------

         Good morning, everyone. I certainly need some of your new energy drinks! (LAUGHTER). I was hoping you could comment on a couple of things. One, from my calculations on your incremental mold revenue, the foregone pharmaceutical upgrade represents about 20 percent of what you have done in incremental molds over the last three or four quarters. Can you give some kind of picture on flow and how we should think about the rest of that activity?

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Why we make some margin on that activity -- this is certainly -- it is a necessity and it helps our competitive position.

--------------------------------------------------------------------------------
         Mike Hamilton, RBC Dain Rauscher - Analyst
--------------------------------------------------------------------------------

         Carl, I apologize, but I will cut you off because I'm not clear enough on my question. What I'm really looking for is your thoughts on what that revenue follow-on and flow is, to the degree that you can talk about it. Because there is still an awful lot, if you will, of pent-up demand that's come from that mold activity that we haven't seen yet.

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Yes, this is a very -- let's call it "irregular" business. It goes up and down and depends on which kind of activity -- because it's naturally always a major investment for the customers. So, depending on their activity in the new product introductions and depending on their market conditions, this can go from 0 to 100 percent and back even between years. So, in effect, we have had, in this first quarter, a big spike because of this one specific situation with this one specific customer. But there is no indication that one could expect that this would continue and grow on a steady basis from this point on. So, we do not expect to have, in the next nine months, these kind of sales for new tooling and for assembly equipment, which may go with it.

--------------------------------------------------------------------------------
         Mike Hamilton, RBC Dain Rauscher - Analyst
--------------------------------------------------------------------------------

         On the other hand, though, you'd had -- I mean, excluding this customer in pharma, you probably had -- and the numbers you've given over the last three or four quarters -- 24 million in incremental tooling that by and large, we have yet to see sales flow beyond the tooling.

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         A lot of this has gone in specifically in the food and beverage markets. That's also why we continue to be very optimistic about our growth potential in this market. Another part goes in the personal care markets, where that is a much more constant business but naturally on a lower level, compared to a big spike in the pharmaceutical side, as you have seen. So, if we eliminate this specific point, we will see, with our business continuing to roll with more specialization continuing, both in perfume/cosmetic and also in the personal care (indiscernible) household. So, we would see a more-continuous flow of this kind of sales (sic) in the other markets; in the other markets, we would see that. But now the perfume and cosmetic markets, which has seen, every four or five years, a steeper decline and then spikes going up suddenly, that may be also more irregular but we see -- I would say, as I mentioned, that in the food and beverage side, on the personal care side, it would be more regular.

--------------------------------------------------------------------------------
         Mike Hamilton, RBC Dain Rauscher - Analyst
--------------------------------------------------------------------------------

         Fair enough. That leads me into my final question, your feelings, going forward, on fragrance/cosmetic against a backdrop of what you're seeing with your global customers.

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         If you look at the announcement, press releases and so on, which have come through over the last two or three months, the business seems to be picking up. That's also what we see across all of our businesses in the fragrance/cosmetic markets. We see a good improvement and we are reasonably optimistic for the next nine months in that business. At the same time, we have interesting new product introductions there, which have also helped.

         So, I believe that, in general, based on what the customers are telling us and based on what we have seen, an improved order flow, that we should have a reasonably good year this year in perfume/cosmetic. Naturally, the cosmetic market, which has a much stronger growth than that alcoholic-perfumery side, there, we also have brought to the market, in the last two or three years, excellent products and with those, we believe also that we may be able to gain some market share.

--------------------------------------------------------------------------------
         Mike Hamilton, RBC Dain Rauscher - Analyst
--------------------------------------------------------------------------------

         Thank you very much for the insights.

--------------------------------------------------------------------------------
Operator
--------------------------------------------------------------------------------

         At this time, I show no further questions. I'll turn the conference back over to Mr. Siebel.

--------------------------------------------------------------------------------
         Carl Siebel, AptarGroup Inc. - President, CEO
--------------------------------------------------------------------------------

         Thank you very much. So, ladies and gentlemen, I would like to thank everyone for participating in our call today. Thank you and good-bye.

--------------------------------------------------------------------------------
Operator
--------------------------------------------------------------------------------

         That concludes today's teleconference. You may disconnect, and have a great day.